MDU RESOURCES GROUP, INC.
                     401(k) Retirement Plan


           Statement Furnished Pursuant to Section 906
                of the Sarbanes-Oxley Act of 2002


     On behalf of the MDU Resources Group, Inc. 401(k) Retirement Plan (the "Plan"), each of the undersigned, MARTIN A. WHITE, the Chairman of the Board, President and Chief Executive Officer, and WARREN L. ROBINSON, the Executive Vice President, Treasurer and Chief Financial Officer of MDU RESOURCES GROUP, INC. (the "Company"), DOES HEREBY CERTIFY that:

     1. The Plan's Report on Form 11-K for the fiscal year ended December 31, 2002 (the "Report"), fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

     2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Plan.

     IN WITNESS WHEREOF, each of the undersigned has executed this statement this 26th day of June, 2003.



                                   /s/ Martin A. White
                                   Martin A. White
                                   Chairman of the Board, President and
                                   Chief Executive Officer


                                   /s/ Warren L. Robinson
                                   Warren L. Robinson
                                   Executive Vice President, Treasurer and
                                   Chief Financial Officer





A signed original of this written statement required by Section 906 has been provided to the MDU Resources Group, Inc. 401(k) Retirement Plan and will be retained by the MDU Resources Group, Inc. 401(k) Retirement Plan and furnished to the Securities and Exchange Commission or its staff upon request.